Exhibit 3

                             STOCK TRADING AGREEMENT

         This Stock Trading Agreement, dated as of June 27, 2003 (as may be amended from time to time, this "Agreement"), is made by and among Electric City Corp., a Delaware corporation (the "Company"), Richard P. Kiphart, an individual ("Kiphart"), Cinergy Ventures II, LLC, a Delaware limited liability company("Cinergy"), SF Capital Partners, a British Virgin Islands company ("SFCP"), David R. Asplund, an individual ("Asplund") and John Thomas Hurvis Revocable Trust, an Illinois trust ("Hurvis Trust") (collectively, Kiphart, Cinergy, SFCP, Asplund and Hurvis Trust are referred to herein as the "Purchasers"), and shall become effective upon the Closing under the Securities Purchase Agreement (as herein defined).

                              W I T N E S S E T H:

         WHEREAS, the Purchasers and the Company have entered into that certain Securities Purchase Agreement, dated as of June 27, 2003 (as it may be amended from time to time, the "Securities Purchase Agreement"), whereby the Company will sell and the Purchasers will buy shares of the Company's Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), together with warrants to purchase Series D Preferred Stock, shares of Common Stock and warrants to purchase Common Stock; and

         WHEREAS, it is a condition to the obligations of the Purchasers to purchase such securities pursuant to the Securities Purchase Agreement that the Parties (as defined below) enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Defined Terms. All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Securities Purchase Agreement, except where the context otherwise requires. The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "Affiliate" means, as applied to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such other Person, whether through the ownership of voting securities or by contract or otherwise. With respect to individuals, the term Affiliate shall also include such individuals parents, spouse, children or grandchildren.

                  "Agreement" shall have the meaning set forth in the preamble hereof.

                  "Average Daily Trading Volume" with respect to any trading day, means the average daily trading volume of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for the twenty (20) consecutive trading days (as adjusted to exclude the highest and the lowest volume trading days for such twenty
         (20) consecutive trading day period) ending on the date immediately prior to such trading day.

                  "Block Sales" means a sale of at least 10,000 shares of Common Stock.

                  "Closing" shall have the meaning set forth in the Securities Purchase Agreement.

                  "Closing Price" means the closing price of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

                  "Common Stock" means and includes the Company's authorized common stock, par value $0.0001 per share.

                  "Company" shall have the meaning set forth in the preamble hereof.

                  "Effective Date" means the Closing Date (as defined in the Securities Purchase Agreement).

                  "Election Period" shall have the meaning set forth in Section
         2.2 hereof.

                  "Parties" means all of the parties that are signatories to this Agreement from time to time, including under any joinders executed pursuant to the terms hereof, other than the Company.

                  "Person" means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                  "Purchasers" shall have the meaning set forth in the preamble hereof.

                  "Qualified Primary Offering" means a firmly underwritten primary registered public offering of Common Stock by the Company that raises at least $35 million in aggregate gross proceeds at a price of at least $5.00 per share (as adjusted for stock splits, stock combinations and the like).

                  "Sale Notice" shall have the meaning set forth in Section 2.2 hereof.

                  "Securities Purchase Agreement" shall have the meaning set forth in the first recital hereof.

                  "Selling Party" shall have the meaning set forth in Section
        2.2 hereof.

                  "Series D Preferred Stock" shall have the meaning set forth in the first recital hereof.

                  "Subject Common Stock" means any shares of Common Stock which a Party acquires pursuant to the Securities Purchase Agreement, the warrants to purchase shares of Common Stock issued thereunder, or conversion of any shares of Series D Preferred Stock.

                                   ARTICLE II
                              TRADING RESTRICTIONS

         2.1 Public Sales. Each Party shall be subject to the following trading restrictions from time to time concerning its respective holdings of Common Stock:

                  (a) During the term of this Agreement, no Party may sell any of its Subject Common Stock into the public market before the completion of a Qualified Primary Offering; provided, however, that prior to the completion of a Qualified Primary Offering each Party may sell its Subject Common Stock into the public market, severally and not jointly, subject to the following conditions:

                  (i) the Closing Price must exceed $4.00 per share (as adjusted for stock splits, stock combinations and the like) for each of the twenty (20) consecutive trading days immediately prior to the date of sale;

                  (ii) the Average Daily Trading Volume immediately prior to the date of sale must exceed 150,000 shares;

                  (iii) the number of shares of Subject Common Stock sold by such Party on any trading day may not exceed five percent (5%) of the Average Daily Trading Volume;

                  (iv) the number of shares of Subject Common Stock sold by such Party into the public market in any three-month period may not exceed fifteen percent (15%) of such Party's total holdings of Subject Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Subject Common Stock or securities convertible or exchangeable for shares of Subject Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Subject Common Stock) on the Effective Date (as adjusted for stock splits, stock combinations and the like); and

                  (v) Block Sales must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

                  (b) If the Company completes a Qualified Primary Offering during the term of this Agreement, each Party shall comply with its obligations under any "lock-up" agreement entered into by such Party in connection with such Qualified Primary Offering. After any such "lock-up" period expires or is terminated, each Party may sell its Subject Common Stock into the public market, severally and not jointly, subject to the following conditions:

                  (i) the number of shares of Subject Common Stock sold by such Party on any trading day may not exceed five percent (5%) of the Average Daily Trading Volume;

                  (ii) the number of shares of Subject Common Stock sold by such Party into the public market in any three-month period may not exceed twenty percent (20%) of such Party's holdings of Subject Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Subject Common Stock or securities convertible or exchangeable for shares of Subject Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Subject Common Stock) on the Effective Date (as adjusted for stock splits, stock combinations and the like); and

                  (iii) Block Sales must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

         2.2 Private Sales. If a Party (the "Selling Party") intends to sell any of its shares of Series D Preferred Stock or Subject Common Stock (or securities exercisable or exchangeable for or convertible into shares of Series D Preferred Stock or Subject Common Stock) in a private transaction (other than to an Affiliate), the Selling Party shall send written notice (the "Sale Notice") of such intent to each other Party. The Sale Notice shall include the following information: (a) the type of Company capital stock or other securities the Selling Party intends to sell; (b) the number of shares or other securities the Selling Party intends to sell; (c) the proposed sale price per share or per security, as applicable, and (d) any other material terms of the offer. The other Parties shall have two (2) business days after receipt of the Sale Notice (the "Election Period") to elect to purchase the capital stock or other securities that are the subject of the Sale Notice by giving the Selling Party written notice thereof within the Election Period, in which case the Selling Party and the Party (or Parties) so electing to purchase shall complete such sale within five (5) business days on the terms set forth in the Sale Notice. If more than one Party elects to purchase the capital stock or other securities set forth in the Sale Notice, then such shares or securities shall be allocated among the Parties so electing to purchase pro rata in proportion to their respective holdings of Subject Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Subject Common Stock or securities convertible or exchangeable for shares of Subject Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Subject Common Stock held by such Parties so electing to purchase). If none of the Parties provides written notice so electing to purchase within the Election Period, then the Selling Party may sell the capital stock or other securities that are the subject of the Sale Notice on terms no less favorable to the Selling Party than those set forth in the Sale Notice to any third party within 10 business days of the date of the Sale Notice; provided, however, that any sale of shares of Series D Preferred Stock or Subject Common Stock (or securities exercisable or exchangeble for or convertible into shares of Series D Preferred Stock or Subject Common Stock) to a party that is not a party to this Agreement shall have as a condition to such sale that such party shall become a party to and bound by this Agreement. For purposes of Sections 2.1(a)(iv) and 2.1(b)(ii), the purchasing party's holdings (if such party was not a party to the Securities Purchase Agreement) with respect to the shares of capital stock or other securities it purchases shall be the number of shares of Subject Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Subject Common Stock or securities convertible or exchangeable for shares of Subject Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Subject Common Stock) purchased in the subject sale.

         2.3 Transfer to Affiliates. Notwithstanding anything in this Agreement to the contrary, any party may freely sell or otherwise transfer any Series D Preferred Stock or Subject Common Stock (or securities exercisable or exchangeable for or convertible into shares of Series D Preferred Stock or Subject Common Stock) it owns to its Affiliates without such sale or transfer being subject to the terms of this Agreement; provided, however, that any such Affiliate shall become a party to and bound by this Agreement and its ownership and sales of shares of Series D Preferred Stock and Subject Common Stock and other securities exercisable or exchangeable for or convertible into shares of Series D Preferred Stock or Subject Common Stock shall be aggregated with the transferring Party for purposes of Section 2.1.

         2.4 Term of Trading Agreement. The term of the Trading Agreement shall commence on the Effective Date and terminate on September 7, 2004.

         2.5 Amendments to the Trading Agreement. The Parties may amend this Agreement only upon the written agreement of the Parties hereto at such time and the Company and provided that the prior written consent of holders of at least seventy-five percent (75%) of the outstanding shares of the Company's Series A Convertible Preferred Stock to such amendment is also obtained.

                                   ARTICLE III
                               GENERAL PROVISIONS

         3.1 Legend on Share Certificates. All Company securities issued at the Closing (as defined in the Securities Purchase Agreement) or otherwise that are subject to the terms and provisions of Article II, in addition to such other legends as may be required by law and any other legend required by any Transaction Document (as defined in the Securities Purchase Agreement) shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REQUIREMENTS AS TO TRADING CONTAINED IN THE STOCK TRADING AGREEMENT, DATED JUNE __, 2003, BY AND AMONG THE COMPANY AND CERTAIN SECURITY HOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Upon the termination of this Agreement, each Party shall be entitled to receive, in exchange for any security bearing the legend regarding this Agreement specifically set forth above, a security without such legend.

         3.2 Injunctive Relief. It is acknowledged that it is impossible to measure in money the damages that would be suffered if the Parties fail to comply with the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party would be irreparably damaged and would not have an adequate remedy at law. Any such Party shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

         3.3 Governing Law. Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

         3.4 Entire Agreement; Waiver. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.

         3.5 Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

         3.6 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         3.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         3.8 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified or registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

         If to the Company:                 1280 Landmeier Road
                                            Elk Grove Village, IL 60007-2410
                                            Fax No. 847-437-4969
                                            Attention:  Chief Executive Officer

         If to another Party:               at such Party's address in
                                            accordance with the Securities
                                            Purchase Agreement.

         5.8 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

[Balance of page intentionally left blank; signature page follows.]








                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Trading Agreement as of the day and year first above written.

COMPANY                                   PURCHASERS

ELECTRIC CITY CORP.,                      CINERGY VENTURES II, LLC, a
a Delaware corporation                    Delaware limited liability company


By: /s/John P. Mitola                     By: /s/R. Foster Duncan
Name:    John P. Mitola                   Name:  R. Foster Duncan
Title:   Chief Executive Officer          Title:  President


                                         /s/Richard P. Kiphart
                                         Richard P. Kiphart



                                      SF CAPITAL PARTNERS LTD, a British Virgin
                                      Islands company


                                        By: /s/Brian H. Davidson
                                        Name: Brian H. Davidson
                                        Title: Authorized Signatory



                                        /s/David R. Asplund
                                        David R. Asplund



                                       JOHN THOMAS HURVIS REVOCABLE
                                       TRUST, an Illinois trust


                                       By: /s/John Thomas Hurvis
                                       Name: John Thomas Hurvis
                                       Title: Trustee